EXHIBIT 10.36

                         CITY OF ST. LOUIS, MISSOURI

                                     and

              PORT AUTHORITY OF THE CITY OF ST. LOUIS, MISSOURI

                                     and

                  PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

                                     and

                     MERCANTILE BANK NATIONAL ASSOCIATION


                               ---------------


                         RELOCATION FUNDING AGREEMENT

                         Dated as of January 18, 2000

                                  $3,000,000



                     Funding of Relocation Project Costs
                         (Admiral Relocation Project)
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                              TABLE OF CONTENTS

                                                                          PAGE

Parties......................................................................1
Recitals.....................................................................1

                                  ARTICLE I
                                 DEFINITIONS

Section 1.1.   Definitions of Words and Terms................................3

                                  ARTICLE II
                               REPRESENTATIONS

Section 2.1.   Representations and Warranties by the City....................6
Section 2.2.   Representations of the Port Authority.........................7
Section 2.3.   Representations and Warranties by the Company.................7
Section 2.4.   Representations by the Bank...................................8

                                 ARTICLE III
                  USE OF PROCEEDS AND OBLIGATIONS OF COMPANY

Section 3.1.   Agreement to Complete Relocation Project......................8
Section 3.2.   Use of Proceeds of the Loan...................................8
Section 3.3.   Company to Comply with Lease..................................8
Section 3.4.   Construction in General.......................................8
Section 3.5.   Access by Project Engineer................................... 9
Section 3.6.   General Terms and Conditions of Relocation Project........... 9
Section 3.7.   Insurance....................................................10

                                  ARTICLE IV
   AGREEMENT TERM; GAMING REVENUE FUND; AND APPLICATION OF GAMING REVENUES

Section 4.1.   Agreement Term...............................................10
Section 4.2.   Creation of Funds............................................10
Section 4.3.   Allocation of Gaming Tax Revenues............................10

                                  ARTICLE V
                              PAYMENT PROVISIONS

Section 5.1.   Payments.....................................................12
Section 5.2.   Obligations of City and the Port Authority...................12
Section 5.3.   Payments to Constitute Currently Budgeted
               Expenditures of City.........................................12

                                  ARTICLE VI
                           TERMINATION OF AGREEMENT

Section 6.1.   Defeasance...................................................12
Section 6.2.   Company's Right of Termination...............................13
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                                 ARTICLE VII
                             DEFAULT AND REMEDIES

Section 7.1.   Remedies.....................................................13
Section 7.2.   Survival of Obligations......................................13
Section 7.3.   Rights and Remedies Cumulative...............................14
Section 7.4.   Waiver of Breach.............................................14
Section 7.5.   Bank's Exercise of the Bank's Remedies.......................14
Section 7.6.   No Acceleration..............................................14
Section 7.7.   Delay or Omission Not a Waiver...............................14

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

Section 8.1.   Amendments, Changes and Modifications........................14
Section 8.2.   Instruments of Further Assurance.............................15
Section 8.3.   Payments Due on Saturdays, Sundays and Holidays..............15
Section 8.4.   Severability.................................................15
Section 8.5.   Immunity of Officers, Employees and Members of the
               City and the Company.........................................15
Section 8.6.   Counterparts.................................................15
Section 8.7.   Governing Law................................................15
Section 8.8.   Notices......................................................15
Section 8.9.   Suspension of Mail Service...................................16
Section 8.10.  Execution of Loan............................................17
Section 8.11.  Cooperation in Provision of Financial Information............17
Section 8.12.  Further Authority............................................17

Signatures and Seals........................................................17
Acknowledgments.............................................................18

Exhibit A - Reimbursable Relocation Project Costs
Exhibit B - Description of the Work
Exhibit C - Loan Agreement

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                         RELOCATION FUNDING AGREEMENT

THIS RELOCATION FUNDING AGREEMENT (the "Agreement"), made and entered into as of January 18, 2000, by and between the CITY OF ST. LOUIS, MISSOURI, a municipal corporation and political subdivision of the State of Missouri (the "City"), the PORT AUTHORITY OF THE CITY OF ST. LOUIS, a political subdivision of the State of Missouri (the "Port Authority"), PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., St. Louis, Missouri, a corporation organized and existing under the laws of the State of Missouri (the "Company") and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing and authorized under the laws of the United States of America (the "Bank");

                                WITNESSETH:

WHEREAS, President Riverboat Casino-Missouri, Inc., a Missouri corporation (the "Company"), currently conducts gaming operations on The President Casino on the Admiral (the "Admiral"), which is currently moored at a location in the City of St. Louis south of the James B. Eads Bridge pursuant to an existing lease, as heretofore amended (the "Prior Lease"), entered into by the City under the authority of Ordinance Nos. 58940 and 62638 of the City of St. Louis (the "City"); and

WHEREAS, the Company desires to relocate the Admiral to certain leased real property and mooring rights at a site on the Mississippi River within the Port District of the City of St. Louis located north of the Martin Luther King Bridge approximately 1,000 feet north of its current mooring site, and to make necessary improvements in connection with such relocation, including, without limitation, the construction of a porte cochere, ramps and affiliated improvements on the improved public wharf and improved mooring arrangements in the mooring area (collectively, the "Relocation Project") and in connection therewith to lease from the City and the Port Authority certain real property and mooring rights at the new mooring site (collectively, the "Leased Property"); and

WHEREAS, the City, the Port Authority and the Company desire to enter into a Lease and Sublease Agreement by and among the City, the Port Authority and the Company (the "Lease") to provide for the lease of the Leased Property to the Port Authority and the sublease of the Leased Property from the Port Authority to the Company, for the funding by the Port Authority of a portion of the costs of the Relocation Project (the "Relocation Project Costs") in the net amount of $3,000,000 of which $600,000 shall be provided by the Port Authority and $2,400,000 from the proceeds of a loan to be obtained by the Port Authority from Mercantile Bank National Association (the "Bank"), and for the application of the proceeds of the Loan to fund a portion of the Relocation Project Costs and the Loan Costs; and

WHEREAS, the parties hereto have determined that the Relocation Project will increase the safety of the public visiting the Admiral and will provide economic benefit to the citizens of the City through increased revenues resulting from increased patronage of the Admiral due to improved passenger access, and that the enhanced public safety and increased economic benefits to the citizens of the City resulting from the Relocation Project furthers the City's and the Port Authority's goals, objectives and policies; and

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WHEREAS, it is anticipated that the Company will incur substantial costs and expenses associated with the Relocation Project (the "Relocation Project Costs," as defined herein); and

WHEREAS, the City wishes to provide assistance in funding a portion of the Relocation Project Costs as an incentive to complete the Relocation Project and further enhance public safety and increase economic benefits to the citizens of the City; and

WHEREAS, the City is authorized, pursuant to Article VI, Section 19(a) of the Constitution of the State of Missouri, to exercise all powers which the General Assembly of the State of Missouri has authority to confer upon any city; and

WHEREAS, the City proposes to execute and deliver to the Port Authority this Agreement to provide funding of a portion of the Relocation Project Costs, pursuant to Article VI, Section 19(a) of the Constitution of the State of Missouri and the City's home rule charter (collectively, the "Act"), and Ordinance No. 64803 adopted by the Board of Aldermen on December 10, 1999 (the "Ordinance"); and

WHEREAS, in order to provide funds to pay a portion of the Relocation Project Costs the Port Authority shall enter into a Loan Agreement with the Bank pursuant to which the Port Authority shall serve as an intermediary for a loan (the "Loan") to provide funds to pay $3,000,000 of the Relocation Project Costs and the Loan Costs; and

WHEREAS, in order to secure the payment of the principal of and interest on the Loan, the Loan Agreement shall provide for a Future Advance Leasehold Deed of Trust to a Trustee for the Bank covering the Port Authority's interest in the Leased Property and shall further provide that the Bank may foreclose on its collateral and may exclude the parties hereto from the Leased Property in the event of a default by the Port Authority under the Loan Agreement; and

WHEREAS, in order to give the City rights in respect of the Leased Property in the event of a default under the Loan Agreement and documents referenced therein the City shall enter into an Option Agreement to Purchase Loan with the Bank; and

WHEREAS, the obligations of the City and the Port Authority pursuant to this Agreement shall be a special limited obligation of both the City and the Port Authority payable only from monies annually appropriated by the Board of Aldermen of the City from the Gaming Revenue Fund, as herein defined, which shall be escrowed by the City for such purpose into the Gaming Relocation Fund and from no other City source; and

WHEREAS, the City, the Port Authority, the Company and the Bank agree that all funds described herein shall be disbursed and collected as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein set forth, the City, the Port Authority, and the Company do hereby covenant and agree as follows:

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
                                  ARTICLE I
                                 DEFINITIONS

Section 1.1. Definitions of Words and Terms. In addition to words and terms elsewhere defined herein and therein, the following words and terms as used in this Relocation Funding Agreement, shall have the following meanings, unless some other meaning is plainly intended:

"Adjusted Gross Receipts" shall have the meaning of such term as contained in the Gaming Act.

"Admission Tax" means that portion of the admission fee described in Rev. Stat. Mo. Section 313.820 (1997) from Gaming Operations which is paid to the City as home dock city by the State from operations of the Company.

"Admission Tax Base" means $3,240,000.

"Agreement" means this Relocation Funding Agreement, as the same may be from time to time modified, amended or supplemented in writing by the parties hereto.

"Agreement Term" means the duration of this Relocation Funding Agreement as specified in Section 4.1 of this Relocation Funding Agreement.

"Approved Plans" means the plans and specifications for the Relocation Project for which the City and the Port Authority have given written approval.

"Available Proceeds" means the sum of $3,000,000.

"Bank" means "Mercantile Bank National Association"

"Board of Aldermen" means the Board of Aldermen of the City of St. Louis, Missouri.

"Business Day" means any day other than (a) a Saturday, Sunday or any other day on which banking institutions in the city in which the principal corporate trust office of the Bank is located are required or authorized by law to close or (b) a day on which the New York Stock Exchange is closed.

"City" means the City of St. Louis, Missouri, a municipal corporation and political subdivision of the State of Missouri.

"Closing Date" means the date of closing of the Loan.

"Collateral" means the property described in the Loan Agreement attached hereto as Exhibit C.

"Company" means President Riverboat Casino-Missouri, Inc., a Missouri corporation, and its successors and assigns and any surviving, resulting or transferee corporation.

"Contractor", whether in singular or plural form, means those persons or entities performing Work for the Relocation Project, as such terms are defined

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herein.

"Disbursing Agent" means the Bank.

"Eligible Costs" means those costs and expenses to which Available Proceeds in the Project Fund may be applied, as more specifically defined in Section 2.3(e) hereof.

"Event of Default" means with respect to this Agreement any event or occurrence as defined in Section 7.1 hereof.

"Fiscal Year" means the fiscal years of the City beginning on July 1 and ending on June 30 of the following calendar year.

"Future Advance Leasehold Deed of Trust" means the deed of trust from the Company, as Trustee for the Bank.

"Gaming Act" means the Excursion Gambling Boats Act of the State of Missouri contained in Sections 313.800 to 313.850 (both inclusive) of the Revised Statutes of Missouri (1997), as the same may hereafter be amended, pursuant to which the Admission Tax and the Home Dock City Tax, respectively, are imposed.

"Gaming Operations" means any operations relating to gaming, gambling, lotteries, gift enterprises and/or games of skill and chance offered or conducted at or within the City, including, without limitation, the operation of any slot machines, roulette tables, card games or other gaming devices or games permitted under the Gaming Act.

"Gaming Relocation Fund" means the Gaming Relocation Fund created pursuant to
Section 4.2 hereof.

"Gaming Revenue Fund" means the Gaming Revenue Fund created pursuant to
Section 4.2 hereof into which the Gaming Revenues are from time to time deposited in accordance with this Agreement.

"Gaming Revenues" means all revenues and payments received by the City from the Home Dock City Tax, the Admission Tax and the Rent.

"Home Dock City Tax" means that portion of the tax on Adjusted Gross Receipts received by the City from the State from operations of the Company as the home dock city from Gaming Operations, all as defined in Rev. Stat. Mo. Section 313.822(1).

"Home Dock City Tax Base" means $1,240,000.

"Lease" means the Lease and Sublease Agreement dated of even date herewith between the City, the Company and the Port Authority pursuant to which the City leased the Leased Property to the Port Authority and the Port Authority subleased the Leased Property to the Company, or any other agreement pursuant to which the City or the Port Authority shall lease the Leased Property for Gaming Operations during the term of this Relocation Funding Agreement.

"Leased Property" means certain real property and certain mooring rights at a

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site on the Mississippi River within the Port District of the City of St.
Louis and the improvements constituting the Relocation Project to be constructed thereon which was leased by the City to the Port Authority and subleased to the Company pursuant to the Lease.

"Loan" means the funds provided by the Bank to the Port Authority for the payment of $2,400,000 of the Relocation Project Costs and the payment of the Loan Costs which shall be secured by the Collateral and shall bear interest at the rate of 9.75% per annum.

"Loan Agreement" means the Loan Agreement dated of even date herewith between the Bank and the Port Authority pursuant to which the Bank will make the Loan to the Port Authority in the form attached hereto as Exhibit C.

"Loan Costs" means an upfront fee payable to the Bank of 1/2%.

"Mayor" means the Mayor of the City or his/her duly authorized agent.

"Note" means the evidence of indebtedness of the Port Authority to the Bank, evidencing a loan from the Bank to the Port Authority in the amount of $2,400,000 which shall bear interest at the rate of 9.75% per annum.

"Ordinance" means that certain Ordinance adopted on December 10, 1999 by the Board of Aldermen of the City approving the execution and delivery of this Agreement.

"Person" means any natural person, firm, association, corporation, partnership, joint stock company, joint venture, trust, unincorporated organization or firm, a government or any agency or political subdivision thereof or other public body.

"Port Authority" means the Port Authority of the City of St. Louis, a political subdivision of the State of Missouri.

"Project Engineer" means the architect and/or engineer designated by the City and the Port Authority to oversee the Work and review the disbursement requests.

"Project Fund" means the account established pursuant to Section hereof into which the Available Proceeds are deposited.

"Relocation Funding Agreement" means this Relocation Funding Agreement dated as of the date hereof, among the City, the Port Authority and the Company as from time to time amended in accordance with the provisions of Section 8.1 of this Agreement.

"Relocation Project" means the site modification and improvements, construction of mooring anchorages and protective cells, the moving the Admiral from its current mooring site to the new mooring site and other work described in Exhibit A hereto.

"Relocation Project Costs" means the sum total of all reasonable or necessary costs actually incurred in performing the Work and any such costs incidental

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to the implementation of the Relocation Project.

"Rent" means the rent payable to the City and/or the Port Authority pursuant to the Lease.

"Rent Base" means $1,240,000.

"State" means the State of Missouri.

"Work" means all work and materials necessary to construct the Relocation
Project.

                                  ARTICLE II
                               REPRESENTATIONS

2.1. Representations and Warranties by the City. The City represents and warrants to the Company, the Port Authority and the Bank that:

(a) The City is a constitutional charter city and political subdivision of the State of Missouri. Under the provisions of the Constitution and laws of the State of Missouri and the City's charter, the City has the lawful power and authority to enter into the transactions contemplated by this Relocation Funding Agreement and the Lease and to carry out its obligations hereunder and thereunder.

(b) By all necessary action of the Board of Aldermen of the City, the City has been duly authorized to execute and deliver this Relocation Funding Agreement, the Lease, and the other documents required to be executed and delivered in connection with the transactions, contemplated hereby, acting by and through its duly authorized officers. This Relocation Funding Agreement and the Lease are each a legal, valid and binding obligation of the City enforceable against the City in accordance with its terms (except as enforcement may be limited by laws relating to bankruptcy, insolvency or creditor's rights generally).

(c) THE OBLIGATIONS OF THE CITY, HOWEVER, ARE LIMITED TO THE PROVISIONS OF THIS RELOCATION FUNDING AGREEMENT AND UNDER NO CIRCUMSTANCES IS THE CITY FINANCIALLY OBLIGATED EXCEPT AS SPECIFICALLY SET FORTH HEREIN.
Section 2.2. Representations of the Port Authority. The Port Authority represents and warrants to the Company, the City and the Bank as follows:

(a) The Port Authority is a public corporation duly organized and existing under the laws of the State of Missouri, and has lawful power and authority to enter into, execute and deliver the Lease and this Relocation Funding Agreement and to carry out its obligations thereunder and hereunder.

(b) By all necessary corporate action of its governing board, the Port Authority has been duly authorized to execute and deliver the Lease, the Loan Agreement and this Agreement and the other documents required to be executed and delivered by it in connection with the transaction contemplated hereby, acting by and through its duly authorized officers and such documents are each a legal, valid and binding obligation of the Port Authority, enforceable against the Port Authority in accordance with its terms (except as enforcement

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may be limited by laws relating to bankruptcy, insolvency or creditor's rights generally).

(c) THE OBLIGATIONS OF THE PORT AUTHORITY, HOWEVER ARE LIMITED TO THE PROVISIONS OF THE DOCUMENTS SET FORTH IN SUBPARAGRAPH (b) ABOVE AND UNDER NO CIRCUMSTANCES IS THE PORT AUTHORITY FINANCIALLY OBLIGATED EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

Section 2.3. Representations and Warranties by the Company. The Company represents and warrants to the City, the Port Authority and the Bank as follows:

(a) The Company is a corporation organized and existing under the laws of the State of Missouri. The Company has the power and authority to own, lease and operate facilities of the type to be constructed, improved or financed with the proceeds the Loan and to carry on its business as currently conducted.
The Company has all necessary licenses and permits required in order to carry on its business as currently conducted and has or will obtain all necessary licenses and permits in connection with the execution and performance of the Lease and the Relocation Project.

(b) The Company has lawful power and authority to enter into, execute and deliver this Relocation Funding Agreement and the Lease and to carry out its obligations hereunder and thereunder and by all necessary corporate action has been duly authorized to execute and deliver this Relocation Funding Agreement and the Lease, acting by and through its duly authorized officers.

(c) This Relocation Funding Agreement and the Lease have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable in accordance with their respective terms (except to the extent that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency or other similar laws affecting creditors' rights generally).

(d) The execution, delivery and performance by the Company of this Relocation Funding Agreement and the Lease will not violate any provisions of law or any applicable judgment, order or regulation of any court or of any public or governmental body, agency or authority and will not conflict with, or result in the breach of any of the terms and provisions of, or constitute a default under, any existing law, court or administrative regulation, decree, order or the Company's Articles of Incorporation or Bylaws or any indenture, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound.

(e) The proceeds of the Loan are to be used only to finance the Relocation Project Costs and the Loan Costs through the payment thereof or reimbursement of the Company for payment thereof.

(f) The Company will dismiss with prejudice President Riverboat Casino-Missouri v. City of St. Louis, Cause No. 974-03125, currently pending in the Circuit Court for the City of St. Louis, at its cost.

2.4.  Representations by the Bank.  The Bank represents and warrants to the

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City, the Port Authority and the Company as follows:

(a) The Bank will disburse funds to pay a portion of the Relocation Project Costs and Loan Costs in consultation with a disbursement advisor.

(b) The Bank represents that it recognizes that the sole source of City payment for the Loan is that portion of the Gaming Revenue Fund identified for the repayment of the Loan and that the City has no further obligation therefor whatsoever.

                                 ARTICLE III
                  USE OF PROCEEDS AND OBLIGATIONS OF COMPANY

Section 3.1 Agreement to Complete the Relocation Project. The Company will cause the Relocation Project to be accomplished solely on the Leased Property. The Company further agrees to cause the construction of the Relocation Project to be diligently and continuously pursued and to be completed with reasonable dispatch, and to provide (from its own funds if required) all moneys necessary to complete the Relocation Project. Neither the City, the Port Authority nor the Company represents that the proceeds of the Loan will be sufficient to pay the costs of completing the Relocation Project. The Company's agreement to complete the Relocation Project shall be the subject of a guaranty of completion by President Casinos, Inc., which shall be secured by the deposit by the Company, of $500,000 with an escrow agent pursuant to an escrow agreement among the Company, the Bank, the Port Authority, and the escrow agent.

Section 3.2. Use of Proceeds of the Loan. The Port Authority shall disburse $600,000 to pay Relocation Projects Costs as incurred and shall disburse such amount before disbursement of the Loan. Disbursements shall be made by the Port Authority upon receipt of draw requests and evidence of Work performed, which is reasonably satisfactory to Port Authority in consultation with a disbursement advisor. Then, the Loan shall be disbursed to pay a portion of the Relocation Project Costs, as incurred. No disbursements of the Loan shall be made until necessary approvals and permits required for the Work paid by the disbursement have been obtained. The Company shall not be obligated to incur any costs of the Relocation Project until the Loan has been disbursed in full.

Section 3.3. Company to Comply with Lease. The Company agrees that during the term of this Relocation Funding Agreement and the Lease it will continuously operate the Admiral as a revenue producing gaming facility. The Company will comply with the provisions of the Lease and will not exercise any right to terminate the Lease throughout the term of this Relocation Funding Agreement.

Section 3.4. Construction in General. The Company shall with due dispatch and haste diligently proceed to complete the Relocation Project in a workmanlike manner, in accordance with the Approved Plans, and free from liens or claims of liens by any and all Contractors. The Company agrees that the Work is set forth in the Approved Plans and hereby confirms and warrants to the parties hereto that such Approved Plans have been reviewed by qualified and experienced architects and engineers and comply with the applicable law.

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The Company further agrees that the construction of the improvements to the
Relocation project will not deviate from the Approved Plans. The Company further agrees to bear the full cost and expense over and above the Available Proceeds to complete the Relocation Project and further acknowledges that the Work will be completed in a good and workmanlike manner and in accordance with all applicable law.

Section 3.5. Access by Project Engineer. The Company shall provide the Project Engineer with full access to the Leased Premises for the purpose of inspecting the Work for which disbursement is sought.

Section 3.6. General Terms and Conditions of Relocation Project. The following general terms and conditions shall apply to the Relocation Project and the Work.

(a) The Company agrees it will not make or permit any material changes, variations or additions to the Approved Plans without first obtaining written consent of the Port Authority, acting by and through its Executive Director, which consent shall not be unreasonably withheld or delayed, and the Company will not enter into additional contracts for work with respect to the Relocation Project beyond that which is included in the Approved Plans without the written consent of the City and the Port Authority. Should any such change be made or constructed without such approval, the Company shall indemnify the City and the Port Authority, and hold each of them harmless from all costs thereof.

(b) The Company agrees that it shall, at no time, permit abandonment or delay for more than seven (7) consecutive days of the construction of the improvements to the Relocation Project except for causes beyond its control and will forthwith remove or discharge any and all Contractors not diligently proceeding with the assigned Work for reasons within their control.

(c) The Company agrees that in the event construction ceases without good cause for more than thirty (30) days, the City and the Port Authority shall have the right, at their option, to enter into the Leased Property an engage such persons as may be necessary to complete the Work or to protect such improvements from depreciation, and all amounts expended for such purposes shall be borne wholly by the Company which shall indemnify and hold the City and the Port Authority harmless therefor.

(d) The Company agrees to comply with all laws, codes, statutes, regulations and ordinances of all public authorities having jurisdiction over the Relocation Project including, but not limited to, zoning ordinances, environmental laws, building codes, access for the handicapped laws, occupational health and safety laws, equal employment opportunity laws, etc.

(e) The Company agrees to defend, indemnify and save the City and the Port Authority, and their respective employees, agents, officers, commissioners and directors (hereinafter "Releasees") harmless from any and all loses, costs, damages, expenses and liabilities, including, in the event of litigation, reasonable attorneys' fees and expenses which they sustain in connection with the Relocation Project, directly or indirectly, whether relating to personal injury, death or property damage.

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(f)  The parties hereto agree, acknowledge and affirm that this Relocation
Funding Agreement does not create a partnership, a trust relationship, an agency relationship or any other legal relationship other than that of independent contracting parties in accordance with this Relocation Funding Agreement, enforceable at law or in equity in accordance with the laws of the State of Missouri.

(g) Should the Company breach any provision hereof and fail to correct such breach within seven (7) business days after receiving written notice thereof from the City and/or the Port Authority (or within a reasonable period if such breach cannot be cured within said seven (7) business day period and the Company has commenced to cure such breach within said seven (7) business day period and diligently pursues such cure to completion, or should the Port Authority terminate the Lease, the Company shall be in default hereunder, in which event, at the City's and the Port Authority's option, this Relocation Funding Agreement shall terminate and the Disbursing Agent shall disburse the remaining Available Proceeds first to the Bank to reduce the balance due on the Note and then to the Port Authority to be applied to remedy any damages accruing to the Port Authority and the City relating to breach of this Relocation Funding Agreement and the Lease Agreement. Nothing herein shall in any way limit or restrict the exercise of the City's and Port Authority's rights and remedies under the Lease Agreement and/or applicable law.

Section 3.7. Insurance. The Company shall ensure that all Contractors performing Work carry commercial general liability insurance, builder's risk and worker's compensation insurance in such amounts as are acceptable to the City and the Port Authority and naming the City and the Port Authority as additional insureds for such period of time as Contractor is performing Work.

                                  ARTICLE IV
                   AGREEMENT TERM; GAMING REVENUE FUND; AND
                        APPLICATION OF GAMING REVENUES

Section 4.1. Agreement Term. This Relocation Funding Agreement shall be effective from and after the date hereof and shall continue in force and effect until the principal of and interest on the Loan has been fully paid. The Company's obligation to complete the Relocation Project shall survive.

Section 4.2. Creation of Funds. So as to ensure to the greatest extent possible a source of funds for repayment of the Loan, there is hereby created and ordered to be established within the treasury of the City a separate and distinct trust fund to be known as the Gaming Revenue Fund for the purpose of setting aside the Gaming Revenues and paying the City's Payments pursuant to this Agreement. All moneys deposited in the Gaming Revenue Fund shall be applied in accordance with the provisions of this Agreement. The Comptroller or other financial officer of the City shall keep and maintain adequate records pertaining to the Gaming Revenue Fund and all disbursements therefrom. There shall also be established by the Port Authority a separate and distinct trust fund known as the Gaming Relocation Fund.

Section 4.3. Allocation of Gaming Tax Revenues. During the term of this Agreement, which term ends in any event upon payment in full of the Loan, the Gaming Revenues received by the City during each Fiscal Year of the City shall

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
be deposited in the Gaming Revenue Fund. Beginning on the first day of the month following the Effective Date, as defined in the Lease, and on the first day of each month thereafter, the City shall transfer moneys in the Gaming Revenue Fund to the Port Authority for deposit in the Gaming Relocation Fund until the cumulative amounts so transferred during such Fiscal Year equals $600,000 as follows:

(a) From and after receipt by the City during each Fiscal Year of Rent equal to the Rent Base, fifty percent (50%) of any payment of Rent received by the City shall be immediately deposited in the Gaming Relocation Fund;

(b) From and after receipt by the City during each Fiscal Year of Admission Tax revenues equal to the Admission Tax Base, fifty percent (50%) of all Admission Tax revenues received by the City shall be immediately deposited in the Gaming Relocation Fund;

(c) All Home Dock City Tax revenues received by the City during each Fiscal Year shall be deposited in the Gaming Relocation Fund until the amount of such deposits from Home Dock City revenues equals $600,000; and

(d) From and after receipt by the City of Home Dock City Tax revenues equal to the Home Dock City Tax Base (including such revenues deposited in the Gaming Relocation Fund pursuant to subparagraph (c) above, fifty percent (50%) of all Home Dock City Tax revenues received by the City shall be immediately deposited in the Gaming Relocation Fund.

All moneys deposited by the City in the Gaming Revenue Fund, after making the transfers required by the City in subparagraphs (a) through (d) above, may be used by the City for any purpose permitted by law. All moneys transferred by the City to the Port Authority for deposit in the Gaming Relocation Fund shall be dedicated and applied by the Port Authority solely to repayment of the Loan.

                                  ARTICLE V
                              PAYMENT PROVISIONS

Section 5.1. Payments. To provide for the payment of the principal of and interest on the Loan, the Port Authority shall pay directly to the Bank, on July 25, 2000, and on the first Business Day of each month thereafter during the term of this Agreement, all moneys on deposit in the Gaming Relocation Fund (the "Payments"), as long as the Loan is outstanding and shall pledge the Collateral to the Bank to secure the payment of the principal of and interest on the Loan.

Section 5.2.  Obligations of City and the Port Authority.

(a) The obligations of the Port Authority under this Agreement to make payments from the Gaming Relocation Fund to pay the Loan during the Agreement Term on or before the date the same become due, and the obligations of the City and the Port Authority to perform all of its other obligations, covenants and agreements hereunder shall, subject to the provision of subsection (b) hereof, be absolute and unconditional, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense whatsoever, whether now existing or hereafter arising, and irrespective of whether the Relocation Project shall have been started or completed, or whether the Company is in default under the Lease or this Agreement, and notwithstanding any damage to, loss, theft or destruction of the Relocation Project, the Leased Property, or any part thereof, any failure of consideration, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Relocation Project or the Leased Property, legal curtailment of the Company's use thereof, the eviction or constructive eviction of the Company, any change in the tax or other laws of the United States of America, the State of Missouri or any political subdivision thereof, any change in the Bank's legal organization or status, or any default of the Bank under the Loan Agreement, and regardless of the invalidity of any action of the Bank, and regardless of the invalidity of any portion of this Agreement, the Loan Agreement or the Lease.

(b) NOTWITHSTANDING ANY PROVISION OR COVENANT CONTAINED IN THIS AGREEMENT, THE CITY IS NOT OBLIGATED TO BUDGET OR APPROPRIATE MONIES TO THE GAMING RELOCATION FUND EXCEPT FROM THE GAMING REVENUE FUND OR TO PAY THE LOAN EXCEPT FROM MONIES FROM THE GAMING RELOCATION FUND TO THE GAMING RELOCATION FUND. THE CITY SHALL BE UNDER NO OBLIGATION TO LEVY ANY TAXES IN ORDER TO RAISE REVENUES TO PAY THE LOAN.

(c)  THE DOCUMENTS FOR THE LOAN SHALL CONTAIN THE FOLLOWING PROVISION:

The Borrower shall not be personally liable for the payment of any sums due hereunder or under the Loan nor for the performance of any obligations of Borrower hereunder or under the Loan. No judgment for the repayment of the liabilities and obligations of Borrower under this Note will be sought or enforced against Borrower personally or any property of Borrower other than the Collateral and monies now or hereafter appropriated by the Board of Aldermen of the City of St. Louis from the Gaming Revenue Fund and designated for deposit into the Gaming Relocation Fund, to the extent the City shall not have previously paid such moneys to Bank pursuant to the applicable provisions of (and as such terms are defined in) this Agreement and any other property of Borrower furnished or pledged as security under the Loan or under any of the other agreements in any action to foreclose the Leasehold Deed of Trust or to otherwise realize upon any other collateral or to collect any amount payable hereunder or thereunder.
Section 5.3. Payments to Constitute Currently Budgeted Expenditures of City. The City and the Port Authority acknowledge and agree that the payments from the Gaming Revenue Fund hereunder shall constitute currently budgeted expenditures of the City.

                                  ARTICLE VI
                           TERMINATION OF AGREEMENT

Section 6.1. Defeasance. If the City shall pay and discharge or provide for the payment or prepayment and discharge of the whole amount of the principal of and interest on the Loan at the time outstanding, or shall make arrangements satisfactory to the Bank for such payment or prepayment and discharge, then and in that case all property, rights and interest hereby assigned or pledged shall revert to the City, and the right, title and interest of the Bank, as the assignee of the City and the Port Authority, therein shall thereupon cease, terminate and become void; and this Relocation Funding Agreement, and the covenants of the City contained herein, shall be discharged and the Port Authority and the Bank, in such case on demand of the City and at its cost and expense, shall execute and deliver to the City a proper instrument or proper instruments acknowledging the satisfaction and termination of this Agreement, and shall assign and transfer or cause to be assigned or transferred, and shall deliver or cause to be delivered to the City, all property, including money, then held by the Port Authority or the Bank other than moneys deposited with the Port Authority or the Bank for the payment of the principal of or interest on the Loan.

Section 6.2. Company's Right of Termination. At any time prior to the initial disbursement of the amount to be disbursed by the Port Authority pursuant to Section 3.2, the Company may, by giving written notice to the City, the Port Authority and the Bank, abandon the Relocation Project and terminate this Agreement and the Company's obligations hereunder if the Company determines, in its sole discretion, that the Relocation Project is no longer economically feasible or desirable.

                                 ARTICLE VII
                             DEFAULT AND REMEDIES

Section 7.1. Remedies. If a default by the City, the Company, or the Port Authority hereunder shall have occurred and be continuing, then the Port Authority or the Bank may at such party's election, then or at any time thereafter, and while such default shall continue, take any one or more of the following actions:

(a) By mandamus or other suit, action or proceedings at law or in equity to enforce its rights against the parties hereto and their officials, officers, agents and employees, and to require and compel duties and obligations required by the provisions of this Agreement or by the Constitution and laws of the State of Missouri and the United States of America;

(b) By suit, action or other proceedings in equity or at law to require the parties hereto, their officials, officers, agents and employees to account as if they were the trustees of an express trust;

(c) By suit, action or other proceedings in equity or at law to enjoin any acts or things which may be unlawful or in violation of the rights of the Port Authority or the Bank; and

(d) By suit, action or other proceedings in equity or at law enforce its rights against the parties hereto and their officials, officers, agents and employees with respect to the Collateral.

Section 7.2. Survival of Obligations. The City covenants and agrees with the Port Authority for the benefit of the Bank that the City's obligations under this Agreement shall survive the cancellation and termination of this Agreement, for any cause, and that the City shall continue to pay the Payments and perform all other obligations specified in this Agreement, all at the time or times provided in this Relocation Funding Agreement; provided, however, that upon the payment of all Payments required under Article 5.1 hereof, and upon the satisfaction and discharge of the Loan by the Port Authority, the parties' obligations under this Agreement shall thereupon cease and terminate in full.

Section 7.3. Rights and Remedies Cumulative. The rights and remedies reserved by the Port Authority and the Bank and the parties hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The Port Authority and the Bank and the parties hereto shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Agreement, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 7.4. Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by any party hereto of any covenant, agreement or undertaking by such party, the Port Authority or the Bank may nevertheless accept from such party any payment or payments hereunder without in any way waiving such party's right to exercise any of its rights and remedies as provided herein with respect to any such default or defaults of such party which were in existence at the time when such payment or payments were accepted by such party.

Section 7.5. Bank's Exercise of the Bank's Remedies. The parties hereto agree that the Bank is a third party beneficiary of this Relocation Funding Agreement. Whenever a default hereunder shall have occurred and be continuing, the Bank may, exercise any or all of the rights of the Port Authority or the Bank under this Article, upon notice as required.

Section 7.6. No Acceleration. Notwithstanding anything herein to the contrary, the Payments under this Relocation Funding Agreement are not subject to acceleration upon the occurrence of an event of default hereunder.

Section 7.7. Delay or Omission Not a Waiver. No delay or omission of the Port Authority or the Bank to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement to the Port Authority or the Bank may be exercised from time to time and as often as may be deemed expedient by the Port Authority or the Bank.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

Section 8.1. Amendments, Changes and Modifications. After the Closing Date and prior to payment in full of the Loan, this Relocation Funding Agreement, the Lease and the Loan Agreement may not be amended, changed, modified, altered or terminated without the written consent of the Bank and the parties to such agreements.

Section 8.2. Instruments of Further Assurance. The City covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such Agreement, and such further acts, instruments, financing statements and other documents as the Bank may reasonably require for the better assuring, pledging and assigning unto the Bank the property and revenues herein described, to the payment of the principal of and interest on the Loan.

Section 8.3. Payments Due on Saturdays, Sundays and Holidays. In any case where the day for any Payment due under this Agreement shall be a Saturday, a Sunday or a day which is not a Business Day, then payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for payment, and no interest shall accrue for the period after such date. In the event Payments due are not received, the Bank shall give notice to the City of such fact and the City shall have ten (10) days after receipt of said notice to make the overdue Payment before the Bank shall declare the City to be in default under this Relocation Funding Agreement.

Section 8.4. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 8.5. Immunity of Officers, Employees and Members of the City and the Company. No recourse shall be had for the payment of the principal of or interest on the Loan or for any claim based thereon or upon any representation, obligation, covenant or agreement in this Agreement contained against any past, present or future officer, member, employee, director, alderman, official or agent of the City or the Company, or, respectively, of any successor public or private corporation thereto, as such, either directly or through the City, the Company, or respectively, any successor public or private corporation thereto under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, members, employees, councilmen, officials or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issuance of the Reimbursement Obligation.

Section 8.6. Counterparts. This Agreement is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Agreement is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument.

Section 8.7. Governing Law. It is the intention of the parties hereto that this Relocation Funding Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

Section 8.8. Notices. Any notice, demand or other communication required by this Agreement to be given by either party hereto to the other shall be in writing and shall be sufficiently given or delivered if dispatched by certified United States first class mail, postage prepaid, or delivered

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
personally,

(i)    In the case of the Company, to:

       President Riverboat Casino-Missouri, Inc.
       802 North First Street
       St. Louis, Missouri 63102
       Attention:  Mr. James A. Zweifel

       with a copy to:

       Thompson Coburn LLP
       One Mercantile Center
       St. Louis, Missouri 63101
       Attention:  Michael Lazaroff, Esq.

(ii)   In the case of the City, to:

       City of St. Louis
       Comptroller
       Room 212 City Hall
       St. Louis, Missouri 63103
       Attention:  Comptroller

       with a copy to:

       City Counselor's Office
       Room 314 City Hall
       St. Louis, Missouri 63103
       Attention:  City Counselor

(iii)  In the case of the Authority, to:

       Port Authority of the City of St. Louis, Missouri
       1015 Locust Street, Suite 1200
       St. Louis, Missouri 63101
       Attention:  Port Director

(iv)   In the case of the Bank, to:

       Mercantile Bank National Association
       One Mercantile Center
       St. Louis, Missouri 63101
       Attention:  Mr. James Lally

or to such other address with respect to either party as that party may, from time to time, designate in writing and forward to the other as provided in this Section. Said notices shall be deemed received on the third (3rd) business day after deposit in the United States mail or on the actual date such notice is delivered.

Section 8.9. Suspension of Mail Service. If, because of the temporary or permanent suspension of mail service or for any other reason, it is impossible or impractical to mail any notice in the manner herein provided, then such delivery of notice in lieu thereof as shall be made with the approval of the parties hereto shall constitute a sufficient notice.

Section 8.10. Execution of Loan. The City is hereby authorized to enter into and the Mayor and Comptroller of the City and/or the President of the Board of Aldermen and the Register of the City are hereby authorized and directed to execute and deliver, for and on behalf of and as the act and deed of the City, such other documents, certificates and instruments as may be necessary or desirable to carry out and comply with the intent of this Agreement.

Section 8.11. Cooperation in Provision of Financial Information. The City agrees to cooperate with the Bank in connection with the making of the Loan to the Port Authority and to provide such financial and other information regarding the City, the Gaming Revenues, this Agreement, the Lease, and the transactions contemplated hereby, including audited financial statements and projections of Gaming Revenues, as may be reasonably requested by the Bank or its counsel.

Section 8.12. Further Authority. The City shall, and the officers, aldermen, officials, agents and employees of the City, the Port Authority and the Company are hereby authorized and directed to, take such further action, and execute such other documents, certificates and instruments as may be necessary or desirable to carry out and comply with the intent of this Agreement, and to carry out, comply with and perform the respective duties of the City, the Port Authority and the Company with respect to this Relocation Funding Agreement and the Loan.

IN WITNESS WHEREOF, the City, the Port Authority, the Bank and the Company have caused this Relocation Funding Agreement to be executed as of the day and year first above written.


                                    CITY OF ST. LOUIS, MISSOURI

ATTEST:
                                    By: /s/ Clarence Harmon
                                       ---------------------------------------
/s/ Rita M. Kropf                      Mayor
------------------------------
Register
                                    By:  /s/ Darlene Green
                                       ---------------------------------------
                                       Comptroller

                                    Approved as to form only:

                                         /s/ Thomas J. Ray
                                    ------------------------------------------
                                       City Counselor

                                    PORT AUTHORITY OF THE CITY OF ST. LOUIS




ATTEST:
                                    By:  /s/ James W. Suelmann
                                       ---------------------------------------
/s/ Mary Giammaneo                     Chairman
------------------------------
(Assistant) Secretary




                                    PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

ATTEST:
                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
/s/ Ralph J. Vaclavik                  Executive Vice President
------------------------------
(Assistant) Secretary




                                    MERCANTILE BANK NATIONAL ASSOCIATION

ATTEST:
                                    By: /s/ James B. Lally
/s/ Thomas S. Sherman                  ---------------------------------------
------------------------------         Vice President
Vice President

                                  EXHIBIT A

                           RELOCATION PROJECT COSTS

              General Conditions                 $     75,900
              Design                             $    554,151
              Marine Construction                $  1,065,000
              Plaza/Porte Cochere Const.         $  4,250,000
              Ramp/Bridge Construction           $    910,000
              Construction Management            $     70,000
              Contingency                        $     74,949
                                                 ------------
              Total                              $  7,000,000

                                  EXHIBIT B

                           DESCRIPTION OF THE WORK

Relocation of the Admiral from its current mooring site to a new mooring site and construction of site modifications and improvements at the new site including, but not limited to, construction of a drive-up plaza and porte cochere and installation of enhanced exterior lighting, construction of mooring anchorages and protective cells and related equipment and related professional fees and expenses.

                                  EXHIBIT C

                                LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), is dated and effective as of the 18th day of January, 2000, by and between MERCANTILE BANK NATIONAL ASSOCIATION ("Bank"), a national banking association with a place of business at One Mercantile Center, St. Louis, Missouri 63101, and the Port Authority of the City of St. Louis ("Borrower"), a political subdivision of the State of Missouri with its principal place of business at 1015 Locust Street, Suite 1200, St. Louis, Missouri 63101.

WHEREAS, Borrower has requested that Bank loan monies to Borrower in connection with Borrower's obligations under the Relocation Funding Agreement and;

WHEREAS, Bank is willing to lend monies to Borrower pursuant hereto.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit hereafter made by Bank to or for the benefit of Borrower and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS AND TERMS

1.1 The following terms and/or phrases shall have the meanings set forth and shall be applicable to the singular and plural form, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

(A) "Affiliate": any Person that, directly or indirectly, through one or more intermediaries, controls Borrower (a "Controlling Person") or any Person (other than Borrower or a subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(B) "Borrower's Liabilities": all obligations and liabilities of Borrower to Bank (including, without limitation, all debts, claims and indebtednesses) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the Note or any Other Agreements, or by operation of law or otherwise.

(C) "Borrower's Obligations": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower pursuant to this Agreement or under any Other Agreements.

(D) "Business Day": any day other than a Saturday, Sunday or legal holiday observed by Bank.

(E) "Charges": all Federal, State, County, City and/or other governmental taxes, levies, assessments, charges, claims or encumbrances upon and/or relating to Borrower's business, Borrower's ownership and/or use of any of its assets and/or Borrower's income and/or gross receipts.

(F)  "Credit":  the definition ascribed to this term in Section 2.1.

(G)  "Environmental Law":  the definition ascribed to this term in Section
4.1(E).

(H)  "Event of Default":  the definition ascribed to this term in Section 6.1.

(I)  "Gaming Relocation Fund":  as defined in the Relocation Funding
Agreement.

(J)  "Gaming Revenue Fund":  as defined in the Relocation Funding Agreement.

(K) "Indebtedness": all obligations and liabilities of Borrower to any Person other than Bank (including, without limitation, all debts, claims and indebtednesses) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, occurred or owing and howsoever arising, whether under written or oral agreement, by operation of law, or otherwise.

(L)  "Leasehold Deed of Trust":  the definition ascribed to this term in
Section 3.1

(M)  "Loans":  the definition ascribed to this term in Section 2.1.

(N) "Note": the promissory note in the form attached hereto as Exhibit A to be executed and delivered by Borrower to Bank in evidence of the Credit (as defined in Section 2.1).

(O) "Other Agreements": all agreements, instruments and documents, including, without limitation, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, pledges, applications and agreements for letters of credit, letters of credit, advises of credit, bankers acceptances, notices, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of, Borrower.

(P) "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

(Q)  "Relocation Funding Agreement":  that certain Relocation Funding

Agreement dated as of even date herewith, among The City of St. Louis, Borrower and President Riverboat Casino - Missouri, Inc.

(R)  "Termination Date":  the date as set forth in Section 7.12.

(S) "Unmatured Event of Default": any event or condition which, with the lapse of time or giving of notice to Borrower or both, would constitute an Event of Default.

(T) "Year 2000 Compliant": with respect to any Person, all software, embedded microchips and/or other computer and/or processing capabilities utilized by such Person, and/or included in any software, products, goods and/or services sold and/or leased by such Person, are able to correctly and properly recognize, interpret, process, calculate, compare, sequence and manipulate data and date-sensitive functions on and involving all calendar dates (including, without limitation, dates in and after the year 2000).

1.2 Except as otherwise defined in this Agreement, all accounting words, terms and/or phrases used herein shall have the meanings customarily given them in accordance with generally accepted accounting principles.

2.  CREDIT:  GENERAL TERMS

2.1 Subject to the terms and conditions of this Agreement and the Other Agreements and provided that an Event of Default or Unmatured Event of Default does not then exist, Bank agrees to make such loans or advances (individually a "Loan" and collectively, the "Loans") to Borrower, as Borrower may from time to time request in accordance with the terms and conditions hereinafter set forth of up to, but not in excess of, Two Million Four Hundred Thousand Dollars ($2,400,000), at any time outstanding (the "Credit"). In the event the outstanding principal balance of the Loans exceeds the limitations set forth above, Borrower shall immediately and without notice or demand, make the necessary payments to eliminate such excess. Advances of proceeds of the Loan are to be made by Bank in accordance with the written disbursement instructions of Borrower and are to be made not more frequently than once each month during the term of the Loan.

2.2 Advances of proceeds of the Loan shall be made only with respect to reimbursable relocation project costs, as described in Exhibit A to the Relocation Funding Agreement and all proceeds, upon being so advanced, shall be held in trust for such uses and purposes and none other. No part of the Loan shall be disbursed for advertising or promotion fees or expenses or overhead and administrative expenses. Requisitions of Loan proceeds shall include only amounts actually submitted by or on behalf of Lessee (as defined below) and its contractors, subcontractors and material suppliers in connection with the Relocation Project (as such term is defined in the Relocation Funding Agreement) which amounts have been approved by the disbursing agent. No requisition shall include a request for funds not actually due on account of materials supplied and delivered to the job site or for work and labor not actually performed. Advances of proceeds of the Loan shall not be made (anything herein to the contrary notwithstanding) at any time Bank believes, in its discretion, that the Relocation Project will not be completed within a reasonable period of time and in accordance with plans and specifications therefor previously provided to Bank or that the total costs of the Relocation Project will exceed the total amount allocated thereto by more than 10% pursuant to such plans and specifications approved by Bank (plus any equity investments in the Relocation Project made in accordance with the provisions of this section). Should Bank notify Borrower of an intention to cease advances of Loan proceeds on the basis that the total costs of the Relocation Project will exceed the amount allocated thereto pursuant to the plans and specifications therefor approved by Lender (plus any equity investment in the Relocation Project made in accordance with the provisions of this paragraph), Borrower shall direct Lessee, within fifteen (15) days from the date of such notice to make such equity investment (or additional equity investment) in the Relocation Project as is necessary to satisfy Bank that the relevant provisions of this paragraph have been satisfied, and if Lessee fails to make such equity investment (or additional equity investment) within such time, such failure shall be deemed an Event of Default under this Agreement.

Advances hereunder shall not be made (anything herein to the contrary notwithstanding) during any period (i) that Borrower is not in full compliance with this Agreement, which requires, without limitation, that no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute such Event of Default shall have occurred and be continuing, and no such Event of Default would result from the making of an advance, (ii) that the representations and warranties as set forth herein shall not be true and correct in all respects on and as of the date requested for any advance, or (iii) that Borrower shall not have performed all applicable covenants and agreements hereunder and shall have satisfied all applicable conditions hereof on and as of the date requested for an advance. It is expressly understood and agreed that the making of any advance or any part thereof when Borrower is not entitled to such advance will not constitute a waiver of compliance with the terms and conditions enumerated herein.

2.3 All Loans made hereunder and other liabilities of Borrower arising hereunder shall be paid by Borrower on the Termination Date, unless payable sooner pursuant to the terms of this Agreement and/or the Note, but may, at Borrower's election, be repaid in whole or in part any time prior to such date without premium or penalty unless otherwise stated in the Note. Amounts paid by Borrower in respect of the Loan may not be reborrowed.

2.4 All fees, and all interest payable in respect of the Credit, shall be computed on the basis of a year of 360 days, and charged for the actual number of days elapsed. Whenever any payment to be made under this Agreement, the Note or the Other Agreements shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest due upon the Credit.

2.5 The Loans will be repaid solely from the monies on deposit in the Gaming Relocation Fund as established by and funded pursuant to the terms of the Relocation Funding Agreement. Funds on deposit in the Gaming Relocation Fund will be pledged to the payment of the Loans. On July 25, 2000 and on the 25th day of each month thereafter during the term of the Relocation Funding Agreement, Borrower shall pay to Bank all moneys in accordance with and subject to the limitations as set forth in the Note.

3.  CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 (A) The obligation of Bank to make the initial Loan to Borrower under the Credit is subject to the condition precedent that Bank shall have received each of the following, duly executed and in form and substance satisfactory to
Bank:

(i)  Duly executed copy of this Agreement;

(ii) Note, payable to the order of Bank and dated as of the date of the initial Loan;

(iii)  Secretary's Certificate;

(iv) Leasehold Deed of Trust (the "Leasehold Deed of Trust") encumbering Borrower's leasehold interest established pursuant to that certain Lease Agreement dated of even date herewith among Borrower and The City of St. Louis, Missouri, as lessors, and President Riverboat Casino Missouri, Inc., as lessee;

(v) Leasehold mortgagee policy of title insurance insuring the lien of the Leasehold Deed of Trust;

(vi)  Escrow Agreement;

(vii)  Guaranty of President Casinos, Inc.;

(viii) Bank shall have received and approved the final plans and specifications for the Relocation Project together with all building or construction permits necessary for completion of the Relocation Project, copies of the construction contracts, budgets, requirements of the Port Authority and the City and all related construction documentation;

(ix) Such other opinions, documents, certificates or approvals as Bank reasonably may request; and

(x) Bank shall have received payment of all fees and expenses payable by President Casino, Inc. and President Riverboat Casino-Missouri, Inc. in connection with the transactions contemplated by this Agreement and the related documents.

(B) The obligation of Bank to make the initial Loan and each subsequent Loan is further subject to satisfaction of the following conditions precedent:

(i) Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing hereunder; and

(ii) Before and after giving effect to such Loan, all representations and warranties of Borrower hereunder and/or under the Other Agreements shall be true and correct as though made on the date of such Loan.

(iii) Borrower shall cause all requests for advances to be submitted not more frequently than monthly to Bank. Bank shall have ten days to process any request for an advance after it is received, provided the request is in proper order. Borrower will utilize the requisition form attached hereto as Exhibit B (and any other supplemental form required by Bank) and submit supporting invoices in connection with requests for advances and each requisition shall be signed by the contractor retained to perform such work, and accompanying affidavits, in forms required by Bank, including, without limitation, Exhibit B-1, shall be signed by an authorized officer of President Riverboat Casino-Missouri, Inc. ("Lessee"). Requisitions will detail the application of the funds being requested and will specify or refer to the contracts, subcontracts and/or invoices to which the proceeds of the relevant advance will be applied and will include copies of invoices from the major subcontractors and suppliers and a general contractor's affidavit in substantially the form of Exhibit B-2. The accompanying affidavit signed and provided by Lessee shall show amounts previously drawn, amounts being drawn with such requisition and amounts to be drawn. Bank may, at its option, withhold disbursements at any time it is not satisfied that payments for labor and material for the Relocation Projection are being made from the proceeds of the Loan and that appropriate receipts and lien waivers have been received for the preceding advances.

(iv) Appropriate lien waivers respecting the preceding advance shall have been submitted to Borrower by all contractors, all subcontractors, all materialmen and all suppliers evidencing disbursement and receipt of each advance of the Loan proceeds in accordance with the requisition therefor. Copies of all such lien waivers together with copies of all paid bills and applications for payment shall be furnished to Bank on the earlier of (a) thirty (30) days after the disbursement relative thereto or (b) at the time of the succeeding request for an advance.

(v) The leasehold mortgagee policy of title insurance insuring the lien of the Leasehold Deed of Trust shall be endorsed by the title insurance company with no exceptions as to mechanics or materialmen's liens or survey matters and so as to expressly insure each disbursement by Bank in the aggregate of all such disbursements against exception for any and all filed or unfiled liens or encumbrances.

(vi) Lessee shall have certified to Bank that Lessee is proceeding continuously with the construction and completion of the Relocation Project and that no defaults or events of default have occurred and are continuing under any contract or subcontract executed by Lessee in connection therewith.

4.  REPRESENTATIONS AND WARRANTIES

4.1 To induce Bank to enter into this Agreement and to make Loans to Borrower, Borrower makes the following representations and warranties to Bank, all of which shall survive the execution of this Agreement and the making of the initial Loan:

(A) Borrower is a public corporation duly organized and existing and in good standing under the laws of the State of Missouri and has all requisite power and authority, corporate and/or otherwise, to conduct its business and to own or lease its properties.

(B) The execution, delivery and performance by Borrower of this Agreement and the Other Agreements are within the powers of Borrower, corporate or otherwise, have been duly authorized by all necessary corporate action and do not and will not: (i) violate any provision of any certificate or articles of incorporation, by-laws, or other agreements of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding upon or applicable to Borrower; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; and/or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower. This Agreement and the Other Agreements constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

(C) The operations of Borrower comply in all respects with the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other federal, state or local laws, rules, regulations, orders or decrees (collectively, "Environmental Laws") relating to, or imposing liabilities or standards of conduct concerning any hazardous substances, pollutants, contaminants, toxic or dangerous waste, substance or material defined as such in any Environmental Law. There are no actions or proceedings which are pending, or to the knowledge of Borrower threatened, against Borrower under any Environmental Law.

(D) Borrower has and at all times hereafter shall have good and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages, claims and/or encumbrances except those granted in favor of Bank, those referred to in Section 5.1(A) hereof.

(E) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed of trust or similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

(F) Borrower has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue the conduct of business conducted by it and to own or lease and operate its properties as now owned or leased by it.

(G) Borrower is not a party to any agreement, instrument or undertaking, or subject to any other restriction (i) which materially or adversely affects, or may in the future so affect, the property, financial condition or business operations of Borrower, or (ii) under or pursuant to which Borrower is or will be required to place (or under which any other Person may place) a lien upon any of its properties to secure payment and/or performance of any liability or obligation, either upon demand or upon the happening of any condition or event, with or without demand.

(H) There are no actions or proceedings which are pending or threatened against Borrower, which (i) relate to the execution, delivery or performance of this Agreement and/or any of the Other Agreements, or (ii) would cause any material adverse change in the property, financial condition or business operations of Borrower.

(I) The proceeds of any Loan shall be used for proper business purposes and consistently with all applicable laws and statutes. Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(J) No information, exhibit or report furnished by Borrower to Bank in connection with the negotiation, execution or future performance of this Agreement contains any false or misleading information or misstatement of any facts.

(K) Borrower has (a) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis, (b) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis and (c) to date, implemented such plan in accordance with such timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on Borrower or its properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) is not aware that any of its key suppliers, vendors or customers will not, on a timely basis, be Year 2000 Compliant, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of such Person. For purposes of this paragraph (K), "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower whose business failure could reasonably be expected to have a material adverse effect on Borrower or its properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise).

5.  COVENANTS

5.1 So long as any of Borrower's Liabilities shall remain unpaid, Borrower shall not do any of the following without the prior written consent of Bank:

(A) Create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or assets encumbered by the Leasehold Deed of Trust or held in the Gaming Relocation Fund.

(B) Liquidate or dissolve, or merge with or into or consolidate with or into any other Person, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales and leases made in the ordinary course of business), amend, modify or supplement Borrower's certificate or articles of incorporation, bylaws or other document evidencing the existence of Borrower as a legal entity.

(C)  Amend or consent to the amendment of the Relocation Funding Agreement.

5.2 So long as any of Borrower's Liabilities shall remain unpaid, Borrower shall do all of the following or cause the following to be done by third party sublessee, unless waived in writing by Bank:

(A) Maintain insurance in such amounts and against such risks as are customary by public corporations engaged in the same or similar businesses and similarly situated. Borrower will cause the property or assets encumbered by the Leasehold Deed of Trust to be insured, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by Bank, and cause the lessee under the lease agreement encumbered by the Leasehold Deed of Trust to carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Bank. UNLESS BORROWER PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND THE OTHER AGREEMENTS, BANK MAY PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT BANK'S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER'S INTERESTS. THE COVERAGE THAT BANK PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE COLLATERAL. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY BANK, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. IF BANK PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES BANK MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE BORROWER'S LIABILITIES. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN.

(B) Within twenty (20) days after each calendar quarter, the Borrower will deliver a report on the deposits and expenditures for the Gaming Revenue Fund and Gaming Relocation Fund certified as to accuracy by a authorized representative from the budget or comptroller's office.

(C) Permit representatives of Bank to visit and inspect any of the properties and examine any of the books and records of Borrower at any reasonable time and as often as reasonably may be desired.

(D) Possess and maintain all necessary franchises, patents, trademarks, tradenames, copyrights and licenses to conduct its respective business(es).

(E) Take any and all actions necessary to assure that Borrower will be Year 2000 Compliant as soon as reasonably practical. Borrower will be Year 2000 Compliant by December 31, 1999, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the property, financial condition or business operations of Borrower. At the request of Bank, Borrower will from time to time provide Bank with written reports in form and detail satisfactory to Bank on the status of the efforts of Borrower to be Year 2000 Compliant.

(F) Cause to be operated on the real property encumbered by the Leasehold Deed of Trust a revenue producing gaming facility.

6.  DEFAULT

6.1 The occurrence of any one of the following shall constitute a default ("Event of Default") by Borrower under this Agreement:

(A) If Borrower shall fail to pay any of Borrower's Liabilities, when due and payable, or declared due and payable;

(B) If Borrower shall default in the performance or observance of any of Borrower's Obligations (not constituting an Event of Default under any other clause of this Section 6.1);

(C) If any representation, warranty, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Bank is not true and correct in any material respect when made or deemed made;

(D) If Borrower shall (i) become insolvent, (ii) not be paying their respective debts generally as such debts become due, (iii) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (iv) have a petition filed by or against any of them under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (v) have any of their respective assets attached, seized or levied upon or (vi) otherwise become the subject of any insolvency or creditor enforcement proceedings;

(E) If Borrower shall default in the payment, when due, whether by acceleration or otherwise, of any Indebtedness of Borrower, and such default is declared and is not cured within the time, if any, specified therefore in any agreement governing the same, or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of Borrower or enables the holder thereof to accelerate the maturity of any such Indebtedness;

(F) If one or more judgments or decrees shall be entered against Borrower involving, individually, or in the aggregate, a liability of $10,000.00 or more and such judgments or decrees shall not have been vacated discharged or stayed pending appeal within sixty (60) days after the entry thereof;

(G) If this Agreement or any of the Other Agreements, including, without limitation, the Note, at any time after their respective execution and delivery, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by any Person as to their validity and/or enforceability, for any reason, or if Borrower shall for any reason deny any further liability to Bank hereunder and thereunder; or

(H) The occurrence of any default or Event of Default under any of the Other Agreements which is not cured within the time, if any, specified in such Other Agreement.

6.2 Upon the occurrence of any Event of Default or upon the occurrence, and during the continuance of any of the events described in Section 6.1 (notwithstanding Borrower's right to cure same), Bank shall have no further obligation to, and may then forthwith cease making Loans to or for the benefit of Borrower under this Agreement and the Other Agreements without any notice to Borrower. Upon an Event of Default, without notice by Bank to or demand by Bank of Borrower, Borrower's Liabilities shall be immediately due and payable. Bank, in its sole discretion, upon an Event of Default may exercise one or more of the rights and remedies accruing to Bank under this Agreement or any of the Other Agreements or the Relocation Funding Agreement upon a default by Borrower.

6.3 Upon the occurrence of an Event of Default under Section 5.2(F) or upon the occurrence, and during the continuance of the event described in Section 5.2(F) (notwithstanding Borrower's right to cure same), Borrower shall cooperate with the City of St. Louis and with Bank in an effort to (a) re-sublet the premises encumbered by the Leasehold Deed of Trust to an entity which is licensed to operate a revenue producing gaming facility and covenants to operate such a facility on the subleasehold premises and (b) re-establish deposits from the Gaming Revenue Fund to the Gaming Relocation Fund in the manner and in amounts contemplated by Section 4.3 of the Relocation Funding Agreement.

7.  MISCELLANEOUS

7.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

7.2 This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower consents to Bank's grant of participations in or sale, assignment, transfer or other disposition, at any time or from time to time hereafter, of this Agreement or the Other Agreements, or any portion thereof, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties.

7.3 Bank's failure at any time or times hereafter to require strict performance by Borrower or failure to enforce Bank's rights, under any provision of this Agreement or the Other Agreements shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith or to enforce Bank's rights. Any suspension or waiver by Bank of an Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement and the Other Agreements, and no Event of Default by Borrower under this Agreement and the Other Agreements, shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

7.4 If any provision of this Agreement or the Other Agreements or the application thereof is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

7.5 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Section 7.2 hereof.

7.6 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard.

7.7  [Reserved]

7.8 This Agreement and the Other Agreements are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business as an offer by Borrower to borrow monies from Bank and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Missouri as to interpretation, enforcement, validity, construction, effect and in all other respects, without reference to principles of choice of law.

7.9 TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWER, IRREVOCABLY, AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF ST. LOUIS, STATE OF MISSOURI. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. BORROWER AND BANK IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND BANK ARE PARTIES.

7.10 If at any time or times hereafter Bank employs counsel (including attorneys who are employees of Bank and/or any of its affiliates) (A) for advice or other representation with respect to this Agreement, the Note or the

Other Agreement or the administration of the Credit, (B) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or take any other action in or with respect to any such matter, or
(C) to enforce any rights of Bank against Borrower and/or any Guarantor, the reasonable costs, fees and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. For purposes of this Agreement "affiliate" of the Bank shall include but not be limited to Firstar Corporation, a Wisconsin corporation ("Firstar") and any banking or non-banking subsidiary of Firstar, whether owned, controlled by, controlling or under common control with Firstar directly or individually through any subsidiary. If any other action or suit is brought by a party hereto against the other party hereunder concerning a matter arising out of this Agreement, the prevailing party shall be entitled to reimbursement, on demand, of all costs and expenses of suit, including attorneys' fees.

7.11 To the extent that Bank receives any payment on account of Borrower's Liabilities, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Liabilities, or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Liabilities.

7.12 This Agreement shall terminate upon payment in full of all amounts due and owing under the Note unless the Credit is otherwise terminated pursuant to the terms of this Agreement. Borrower may terminate the Credit at any time upon written notice to Bank and payment in full of the outstanding principal balance of, and accrued and unpaid interest on, the Loans and all other of Borrower's Liabilities under this Agreement. All of Bank's rights and remedies, the liens and security interest of Bank in the Collateral and all of Borrower's Liabilities shall survive termination of the Credit extended to Borrower hereunder until all of the Borrower's Liabilities have been paid in full. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of Borrower to Bank or Bank's rights with respect to any Loans and advances made and other Borrower's Liabilities incurred prior to such termination or with respect to the Collateral.

7.13 All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section.

7.14 ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH

MATTERS ARE CONTAINED IN THIS WRITING WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                    BORROWER:

ATTEST:                             THE PORT AUTHORITY OF THE CITY OF ST.
                                    LOUIS

(Corporate Seal)

/s/ Mary Giammaneo
------------------------------      By:     /s/ James W. Suelmann
Secretary                              ---------------------------------------
                                    Name:   James W. Suelmann
                                         -------------------------------------
                                    Title:  Chairman
                                          ------------------------------------
                                    Address:  1015 Locust Street, Suite 1200
                                              St. Louis, Missouri  63101
                                              Attn:  Nick Nichols
                                                   ---------------------------


                                    BANK:

                                    MERCANTILE BANK NATIONAL ASSOCIATION


                                    By:     /s/ James B. Lally
                                       ---------------------------------------
                                    Name:   James B. Lally
                                         -------------------------------------
                                    Title:  Vice President
                                          ------------------------------------
                                    Address:  One Mercantile Center
                                              St. Louis, Missouri 63101
                                              Attn:  James B. Lally

Acknowledged and agreed:


SUBLESSEE:

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

By:  /s/ James A. Zweifel
   ----------------------------------

Name: James A. Zweifel
     --------------------------------

Title:  Exec. V.P. & CFO
      -------------------------------

Address:  802 N. 1st Street
          St. Louis, Missouri  63102
          Attn:  James A. Zweifel
               ---------------------

                                  EXHIBIT A

                               PROMISSORY NOTE

$2,400,000.00                                           Date: January 18, 2000
                                                           St. Louis, Missouri

FOR VALUE RECEIVED, the undersigned, THE PORT AUTHORITY OF THE CITY OF ST. LOUIS, a political subdivision of the State of Missouri ("Borrower"), hereby unconditionally promises to pay to the order of MERCANTILE BANK NATIONAL ASSOCIATION ("Bank") the principal sum of Two Million Four Hundred Thousand Dollars ($2,400,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Loans made by Bank pursuant to the Loan Agreement referred to below. The aggregate principal amount of Loans which Bank shall be committed to have outstanding under this Note at any one time shall not exceed Two Million Four Hundred Thousand Dollars ($2,400,000.00), subject to the terms and conditions of this Note and the Loan Agreement.

Borrower further promises to pay to the order of Bank interest on the unpaid principal balance from time to time outstanding under this Note prior to maturity at a rate of Nine and Three Quarters of One Percent (9.75%) per annum. Said interest shall be payable monthly on the twenty-fifth (25th) day of each month commencing January 25, 2000 and at the maturity of this Note, whether by reason of acceleration or otherwise.

Pursuant to the terms of the Loan Agreement, Borrower shall remit to Bank all funds on deposit in the Gaming Relocation Fund. Such payments shall commence on July 25, 2000, and shall thereafter be payable monthly on the twenty-fifth day of each month thereafter and at the maturity of this Note, whether by reason of acceleration or otherwise. All payments received by Bank shall be applied first to the payment of accrued and unpaid late fees and the costs and expenses hereinafter described, next to accrued and unpaid interest hereon, and the remainder to principal. At such time during any fiscal year of the City of St. Louis commencing with fiscal year 2000/2001, as Bank shall have received Six Hundred Thousand Dollars ($600,000) in the aggregate in payments by Borrower from the Gaming Relocation Fund for application to amounts payable hereunder pursuant to the foregoing sentence, accrued but unpaid interest hereon shall thereafter be capitalized and added to the principal balance of this Note on the twenty-fifth day of each month during the remainder of such fiscal year. Upon commencement of the immediately succeeding fiscal year of the City of St. Louis, cash interest payments on this Note shall resume in accordance with the second preceding sentence of this paragraph. On the Termination Date (as defined in the Loan Agreement) Borrower shall pay to Bank an amount equal to the entire unpaid principal balance hereunder together with all unpaid interest with respect thereto.

After the occurrence of an Event of Default, interest shall be payable on demand on the outstanding principal balance at a rate equal to four percent (4%) per annum in excess of the otherwise payable rate. In addition, if Borrower fails to make any payment of any principal or interest on this Note when due, Borrower promises to pay to the order of Bank on demand a late fee in an amount equal to 5% of each late payment. Interest shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

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All required payments shall be made in immediately available funds in lawful money of the United States of America at the office of Bank situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder may designate in writing. The acceptance by the holder hereof of any principal or interest due after the date it is due as described above shall not be held to establish a custom or waive any rights of the holder to enforce prompt payment of any other principal or interest payments or otherwise.

Bank may record the date and amount of all loans and all payments hereunder in the records it maintains. Bank's books and records showing the account between Bank and Borrower shall be conclusive evidence of the amounts outstanding under this Note in the absence of manifest error.

This Note is referred to in that certain Loan Agreement dated the date hereof by and between Borrower and Bank to which reference is made for a statement of additional terms and conditions, including acceleration, which may affect this Note.

Borrower has the right to prepay this Note in whole or in part at any time without penalty or premium, provided: (1) all billed and unpaid interest which has not yet been capitalized shall accompany such prepayment; (2) there is not a default under any of the terms of this Note at the time of prepayment; and (3) all prepayments shall be credited and applied to the installments of principal in inverse order of their stated maturity.

Borrower agrees to pay to Bank, upon demand by Bank, all reasonable costs, charges and expenses (including, without limitation the reasonable fees and expenses of any attorney [including but not limited to, any attorney employed by Bank or any affiliate of Bank] retained by Bank) incurred by Bank in connection with (a) the collection or enforcement of Borrower's liabilities and obligations under this Note, (b) the collection and enforcement of Bank's right in and to any "Collateral" (hereinafter defined), and/or (c) any litigation, contest, dispute or other proceeding (whether instituted by Bank, Borrower or any other person or entity) in any way relating to Borrower's liabilities and obligations hereunder and/or to the Collateral. Borrower's obligations, as aforesaid, shall survive payment of this Note. For purposes of this Note, the term "affiliate of Bank" shall mean Firstar Corporation, a Wisconsin corporation ("Firstar") and any banking or non-banking subsidiary of Firstar, whether owned or controlled by controlling or under common control with Firstar directly or indirectly through any subsidiary, and their respective successors and assigns.

If any other action or suit is brought by a party hereto against the other party hereunder concerning a matter arising out of this Note, the prevailing party shall be entitled to reimbursement, on demand, of all costs and expenses of suit, including attorneys' fees.

Presentment, demand for payment, protest and notice of dishonor and of protest are hereby severally waived by all parties hereto, whether as maker, endorser or guarantor to Bank.

The liabilities and obligations of Borrower under this Note shall be secured by (a) that certain Future Advance Leasehold Deed of Trust of even date

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herewith (the "Deed of Trust") among Borrower, Bank and Tarquad Corporation, as trustee, and (b) any and all of Bank's security interests, liens or encumbrances from time to time hereafter granted by Borrower and/or any endorser or guarantor to Bank, if any (collectively the "Collateral").

If any of the following events ("Events of Default") shall occur: (a) the Obligor (which term shall mean the undersigned and each other party primarily or secondarily liable to Bank on this Note) shall fail to make any payment on this Note as and when the same shall become due and payable; (b) the Obligor shall fail to perform or observe any terms, conditions, warranties, representations, undertakings, covenants and provisions to be performed, discharged, kept, observed or complied with under any agreement, instrument, document, loan agreement, security agreement, mortgage deeds of trust or any other written matter heretofore, now and/or from time to time hereafter executed by or on behalf of the Obligor and delivered to Bank; (c) any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself for of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or seek an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against itself in any bankruptcy, reorganization or insolvency proceedings or (vi) take any action to effectuate any of the foregoing; (d) an injunction, attachment or judgment for an amount in excess of $100,000 shall be issued against any of the property or assets of any Obligor; (e) any Obligor shall become insolvent in either the equity or bankruptcy sense of the term; (f) any Obligor shall have a judgment entered against it by a court having jurisdiction in the premises, and such judgment shall not be appealed in good faith or satisfied by such Obligor within thirty (30) days after the entry of such judgment for an amount in excess of $100,000; (g) any Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing or securing any outstanding indebtedness of such Obligor for borrowed money (other than this Note) for an amount in excess of $100,000, if the effect of such failure or default is to cause or permit such indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; (h) a default or event of default shall occur under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to this Note or any such agreement, document or instrument shall cease to be in full force and effect (provided if the guaranty of this Note shall cease to be in full force and effect, the remedy hereunder shall be to cease making future advances under this Note); (i) any guaranty of this Note shall be declared null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any party thereto, or if any party thereto shall deny that it has any further liability or obligation thereunder or if any party thereto shall fail to comply with or observe any of the terms, provisions or conditions contained in said guaranty (provided that the only remedy for an event of default under (i) hereunder shall be to cease making future advances under this Note); (j) any material

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change in the ownership of any Obligor; (k) any Obligor, without the prior written consent of Bank, becomes a party to any reorganization, merger or consolidation; (l) death of any Obligor who is a natural person or of any partner of any Obligor which is a partnership; (m) sale, transfer, assignment or other conveyance of any real property which is Collateral for this Note without the prior written consent of Bank; or (n) any Obligor shall be declared by Bank to be in default on, or pursuant to the terms of, (i) any other future obligation to Bank, including, without limitation, any loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (ii) any other present or future agreement purporting to convey to Bank a lien or encumbrance upon, or a security interest in, any of the property or assets of such Obligor; then, and in each such event, the holder of this Note may, at its option, declare the entire outstanding principal amount of and all billed/due and unpaid interest on this Note and all other amounts payable by the Borrower hereunder to be immediately due and payable, whereupon all of the unpaid principal amount, billed/due interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the holder of this Note may exercise any and all other rights and remedies which it may have under any other agreement, document or instrument evidencing, securing or guaranteeing the payment of this Note or under applicable law.

To the extent that Bank receives any payment on account of Borrower's liabilities and any such payment(s) or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's liabilities or part thereof intended to be satisfied and any and all liens, security interests, mortgages and/or other encumbrances upon or pertaining to any Collateral of Borrower and theretofore created and/or existing in favor of Bank as security for the payment of such Borrower's liabilities shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's liabilities.

Except as set forth in this paragraph, Borrower shall not be personally liable for the payment of any sums due hereunder or under the Loan Agreement nor for the performance of any obligations of Borrower hereunder or under the Loan Agreement. No judgment for the repayment of the liabilities and obligations of Borrower under this Note will be sought or enforced against Borrower personally or any property of Borrower other than the Collateral and moneys now or hereafter appropriated by the Board of Aldermen of the City of St. Louis from the Gaming Revenue Fund and designated for deposit into the Gaming Relocation Fund, to the extent the City shall not have previously paid such moneys to Bank pursuant to the applicable provisions of (and as such terms are defined in) the Relocation Funding Agreement and any other property of Borrower furnished or pledged as security under the Loan Agreement or under any of the Other Agreements (as defined in the Loan Agreement) in any action to foreclose the Deed of Trust or to otherwise realize upon any other Collateral or to collect any amount payable hereunder or thereunder; provided however, that:


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(a)  Nothing herein contained shall be construed as prohibiting Bank from exercising any and all remedies which the Loan Agreement or the Other Agreements permit, including the right to bring actions or proceedings against Borrower and to enter a judgment against Borrower, or to obtain injunctive or other equitable relief against Borrower in order to prevent a breach of the Loan Agreement or the Other Agreements, so long as the exercise of any remedy does not extend to execution against or recovery out of the property of Borrower other than the Collateral, or, in the case of specific performance or other injunctive relief, does not require the expenditure of money except out of the Collateral;

(b) Borrower shall be personally liable for: (i) the commission of fraud or any material misrepresentation made in connection with the loan evidenced by this Note; (ii) misappropriation or misapplication of funds associated with the Collateral or failure to apply funds in accordance with the provisions of the Loan Agreement or the Other Agreements, including, but not limited to, (w) lease security deposits and prepaid rents, (x) casualty insurance proceeds and condemnation awards, (y) amounts collected by Borrower in respect of judgments, settlements or bankruptcy claims for unpaid rent, and (z) gross revenues from the Collateral not applied to payment of the expenses of the Collateral, including, without limitation, real estate taxes, debt service and other expenditures required by the Loan Agreement and the Other Agreements;
(iii) loss in connection with the Collateral not reimbursed by insurance resulting from (x) failure to have in effect insurance policies required by the Loan Agreement or the Other Agreements, (y) the deductible provisions of any required policy or (z) the successful assertion of any defense or offset by an insurer under any required policy based on an act or omission by Borrower or any of its agents, successors or assigns, including successors in interest; and (iv) the commission of waste in connection with the Collateral.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                                   THE PORT AUTHORITY OF THE CITY OF ST. LOUIS

                                   By: /s/ James W. Suelmann
                                      ----------------------------------------
                                   Print Name:  James W. Suelmann
                                              --------------------------------
                                   Title:  Chairman
                                         -------------------------------------
                                   Address:  1015 Locust Street,
                                             Suite 1200
                                             St. Louis, Missouri 63101
                                             Attn:  Nick Nichols
                                                  ----------------------------

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